Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$160,680
Unrealized Gain (Loss) on Market Value of Futures	5,068,350
Dividend Income	328
Interest Income	703
ETF Transaction Fees	1,050
Total Income (Loss)	$5,231,111

Expenses
Investment Advisory Fee	$33,149
Brokerage Commissions	2,685
Non-interested Directors' Fees and Expenses	462
Prepaid Insurance Expense	130
Other Expenses	9,260
Total Expenses	45,686
Expense Waiver	(2,630)
Net Expenses	$43,056
Net Income (Loss)	$5,188,055

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/12	$46,349,293
Additions (300,000 Units)	25,482,546
Net Income (Loss)	5,188,055

Net Asset Value End of Month	$77,019,894
Net Asset Value Per Unit (900,000 Units)	$85.58

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502